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                                                                    EXHIBIT 23.1



                        CONSENT OF DELOITTE & TOUCHE LLP

      We consent to the use in this Registration Statement of Poet Holdings, Inc. on form S-1 of our report dated February 12, 1999 (September ___, 1999 as to Note 11) appearing in the Prospectus, which is part of the Registration Statement and of our report dated February 12, 1999 relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the headings "Selected Consolidated Financial Data" and "Experts" in such Prospectus.

San Jose, California
September ___, 1999